EXHIBIT 99.1

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Corrections Corporation of America, dated as of April 4, 2012, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: April 4, 2012	CORVEX MANAGEMENT LP

	By:	/s/ Keith Meister
Name: Keith Meister
Title: Managing Partner

Date: April 4, 2012	KEITH MEISTER

/s/ Keith Meister

Date: April 4, 2012	MARCATO, L.P

	By:	Marcato Capital Management LLC, its General Partner

	By:	/s/ Richard T. McGuire
Name: Richard T. McGuire
Title: Managing Member

Date: April 4, 2012	MARCATO II, L.P

	By:	Marcato Capital Management LLC, its General Partner

	By:	/s/ Richard T. McGuire
Name: Richard T. McGuire
Title: Managing Member

Date: April 4, 2012	MARCATO INTERNATIONAL MASTER FUND LTD.

	By:	/s/ Richard T. McGuire
Name: Richard T. McGuire
Title: Director

Date: April 4, 2012	MARCATO CAPITAL MANAGEMENT LLC

	By:	/s/ Richard T. McGuire
Name: Richard T. McGuire
Title: Managing Member

Date: April 4, 2012	RICHARD T. MCGUIRE

/s/ Richard T. McGuire